Exhibit 25(2)(s) under Form N-2

Calculation of Filing Fee Tables
N-2
Federated Hermes Project & Trade Finance Tender Fund
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common shares of beneficial interest	457(o)	10,000,000	$ 10.11	$ 101,100,000.00	0.0001381	$ 13,961.91
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities	2	Equity	Common shares of beneficial interest	415(a)(6)	10,000,000		$ 101,100,000.00			N-2	333-288920	07/25/2025	$ 15,310.00
Carry Forward Securities	3	Equity	Common shares of beneficial interest	415(a)(6)	16,000,000		$ 161,760,000.00			N-2	333-283469	11/27/2024	$ 24,740.96
Carry Forward Securities	4	Equity	Common shares of beneficial interest	415(a)(6)	16,100,000		$ 162,771,000.00			N-2	333-279816	05/30/2024	$ 23,787.36
Carry Forward Securities	5	Equity	Common shares of beneficial interest	415(a)(6)	15,119,424		$ 152,857,376.64			N-2	333-275487	11/14/2023	$ 36,864.00
			Total Offering Amounts:				$ 679,588,376.64		$ 13,961.91
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 13,961.91
Offering Note
[1]	Shares are offered at net asset value, which will vary. The proposed maximum offering price per unit is calculated based on the net asset value per share of Registrant's shares as of November 10, 2025.

[2]	Pursuant to Rule 415(a)(6) under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement includes $679,588,376.64 in aggregate principal offering price of unsold common shares of beneficial interest (the "Unsold Shares") that were previously registered for sale under the Registrant's prior Registration Statements on Form N-2 (File No. 333-288920) effective on July 25, 2025, (File No. 333-283469) effective on November 27, 2024, (File No. 333-279816) effective on May 30, 2024, and (File No. 333-275487) effective on November 14, 2023 (collectively, the "Prior Registration Statements"). The Registrant previously paid filing fees in the aggregate of $100,702.32 relating to the Unsold Shares. Pursuant to Rule 415(a)(6) under the Securities Act, the filing fees previously paid with respect to the Unsold Shares will continue to be applied to such Unsold Shares. Pursuant to Rule 415(a)(6) under the Securities Act, the offering of Unsold Shares under the Prior Registration Statements will be deemed terminated as of the date of effectiveness of this registration statement.

[3]	Pursuant to Rule 415(a)(6) under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement includes $679,588,376.64 in aggregate principal offering price of unsold common shares of beneficial interest (the "Unsold Shares") that were previously registered for sale under the Registrant's prior Registration Statements on Form N-2 (File No. 333-288920) effective on July 25, 2025, (File No. 333-283469) effective on November 27, 2024, (File No. 333-279816) effective on May 30, 2024, and (File No. 333-275487) effective on November 14, 2023 (collectively, the "Prior Registration Statements"). The Registrant previously paid filing fees in the aggregate of $100,702.32 relating to the Unsold Shares. Pursuant to Rule 415(a)(6) under the Securities Act, the filing fees previously paid with respect to the Unsold Shares will continue to be applied to such Unsold Shares. Pursuant to Rule 415(a)(6) under the Securities Act, the offering of Unsold Shares under the Prior Registration Statements will be deemed terminated as of the date of effectiveness of this registration statement.

[4]	Pursuant to Rule 415(a)(6) under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement includes $679,588,376.64 in aggregate principal offering price of unsold common shares of beneficial interest (the "Unsold Shares") that were previously registered for sale under the Registrant's prior Registration Statements on Form N-2 (File No. 333-288920) effective on July 25, 2025, (File No. 333-283469) effective on November 27, 2024, (File No. 333-279816) effective on May 30, 2024, and (File No. 333-275487) effective on November 14, 2023 (collectively, the "Prior Registration Statements"). The Registrant previously paid filing fees in the aggregate of $100,702.32 relating to the Unsold Shares. Pursuant to Rule 415(a)(6) under the Securities Act, the filing fees previously paid with respect to the Unsold Shares will continue to be applied to such Unsold Shares. Pursuant to Rule 415(a)(6) under the Securities Act, the offering of Unsold Shares under the Prior Registration Statements will be deemed terminated as of the date of effectiveness of this registration statement.

[5]	Pursuant to Rule 415(a)(6) under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement includes $679,588,376.64 in aggregate principal offering price of unsold common shares of beneficial interest (the "Unsold Shares") that were previously registered for sale under the Registrant's prior Registration Statements on Form N-2 (File No. 333-288920) effective on July 25, 2025, (File No. 333-283469) effective on November 27, 2024, (File No. 333-279816) effective on May 30, 2024, and (File No. 333-275487) effective on November 14, 2023 (collectively, the "Prior Registration Statements"). The Registrant previously paid filing fees in the aggregate of $100,702.32 relating to the Unsold Shares. Pursuant to Rule 415(a)(6) under the Securities Act, the filing fees previously paid with respect to the Unsold Shares will continue to be applied to such Unsold Shares. Pursuant to Rule 415(a)(6) under the Securities Act, the offering of Unsold Shares under the Prior Registration Statements will be deemed terminated as of the date of effectiveness of this registration statement.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A